Amendment No. 1

To

Transfer Agency And Shareholder Services Agreement

This Amendment No. 1 To Transfer Agency And Shareholder Services Agreement, dated as of March 10, 2017 (“Amendment No. 1”), is being entered into by and among BNY Mellon Investment Servicing (US) Inc. (“BNYM”), Manning & Napier Fund, Inc. (“Investment Company”), on its own behalf and on behalf of each M&N Fund (as defined in the Original Agreement) and Manning & Napier Advisors, LLC (“Company”), as service provider to Exeter Trust Company.

Background

The parties previously entered into the Transfer Agency And Shareholder Services Agreement, made as of March 1, 2017 (“Original Agreement”). The parties wish to amend the Original Agreement as set forth in this Amendment No. 1.

Terms

In consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree to all statements made above and as follows:

1.	Modifications to Original Agreement. The Original Agreement is hereby amended as follows:

(a)	An new Section 19(v) which reads in its entirety as follows is added:

(v)	With respect to the Temporary Funds (as defined below):

(i)	All terms of this Agreement shall apply to the Temporary Funds, except that Section 11(b) shall not apply to the Temporary Funds and the following provision shall apply to the Temporary Funds in lieu of Section 11(b):

BNYM’s maximum aggregate cumulative liability to the Company and all persons or entities claiming through the Company, considered as a whole, for all loss, cost, expense and damages arising from or in any manner directly or indirectly related to the Temporary Funds, the recovery of which is not otherwise excluded by another provision of this Agreement, shall not exceed the fees paid by the Temporary Funds for services rendered hereunder during the month of March 2017; provided, however, the foregoing limitation shall not apply with respect to a Loss to the extent it results from a fraudulent act or the willful misconduct of BNYM or its employees.

(ii)	“Temporary Fund” and “Temporary Funds” means individually and collectively the following Funds:

SW Income Dedicated Account

SW 2020 Dedicated Account

SW 2030 Dedicated Account

SW 2040 Dedicated Account

SW 2050 Dedicated Account

SW 2060 Dedicated Account

(b)        Schedule B is deleted and replaced in its entirety with the Schedule B attached to Amendment No. 1 To Transfer Agency And Shareholder Services Agreement, dated as of March 10, 2017, among BNYM, Investment Company and Company.

2.         Adoption of Amended Agreement by New Funds. Each Fund that has been added to Schedule B by virtue of this Amendment No. 1 acknowledges and agrees that (i) by virtue of its execution of this Amendment No. 1, it becomes and is a party to the Original Agreement as amended by this Amendment No. 1 (“Amended Agreement”) as of the date first written above, or if BNYM commenced providing services to the Fund prior to the date first written above, as of the date BNYM first provided services to the Fund, and (ii) it is bound by all terms and conditions of the Amended Agreement as of such date. The term “Fund” has the same meaning in this Amendment No. 1 as it has in the Original Agreement.

3.         Remainder of Original Agreement. Except as specifically modified by this Amendment No. 1, all terms and conditions of the Original Agreement shall remain in full force and effect.

4.         Governing Law. The governing law of the Original Agreement shall be the governing law of this Amendment No. 1.

5.         Entire Agreement. This Amendment No. 1 constitutes the final, complete, exclusive and fully integrated record of the agreement of the parties with respect to the subject matter herein and the amendment of the Original Agreement.

6.         Facsimile Signatures; Counterparts.    This Amendment No. 1 may be executed in one more counterparts; such execution of counterparts may occur by manual signature, facsimile signature, manual signature transmitted by means of facsimile transmission or manual signature contained in an imaged document attached to an email transmission; and each such counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed copies of this Amendment No. 1 or of executed signature pages to this Amendment No. 1 by facsimile transmission or as an imaged document attached to an email transmission shall constitute effective execution and delivery hereof and may be used for all purposes in lieu of a manually executed copy of this Amendment No. 1.

[Remainder Of Page Intentionally Blank - Signatures Appear On Following Page]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 To Transfer Agency And Shareholder Services Agreement to be executed by their duly authorized officers as of the day and year first above written.

BNY Mellon Investment Servicing (US) Inc.

By:	/s/ Stephen P. Brown

Name:	Stephen P. Brown

Title:	Managing Director

Manning & Napier Advisors, LLC

By:	/s/ Richard B. Yates

Name:	Richard B. Yates

Title:	Chief Legal Officer

Manning & Napier Fund, Inc.,

on its own behalf and on behalf of each

M&N Fund, each in its individual and separate capacity

By:	/s/ Richard B. Yates

Name:	Richard B. Yates

Title:	Chief Legal Officer

SCHEDULE B

(Dated: March 10, 2017)

THIS SCHEDULE B is Schedule B to that certain Transfer Agency And Shareholder Services Agreement, dated as of March 1, 2017, by and among BNY Mellon Investment Servicing (US) Inc., Manning & Napier Advisors, LLC, as service provider to Exeter Trust Company, and Manning & Napier Fund, Inc., on its own behalf and on behalf of the Portfolios of Manning & Napier Fund, Inc. listed on this Schedule B.

Portfolios

Manning & Napier Fund, Inc.

Core Bond Series	Class I and S
Disciplined Value Series	Class I and S
Diversified Tax Exempt Series
Dynamic Opportunities Series	Class I and S
Emerging Markets Series	Class I and S
Equity Income Series	Class I and S
Equity Series
Global Fixed Income Series	Class I and S
High Yield Bond Series	Class I and S
International Series	Class S and I
New York Tax Exempt Series
Ohio Tax Exempt Series Overseas Series
Pro-Blend Conservative Term Series	Class C, I, R and S
Pro-Blend Moderate Term Series	Class C, I, R and S
Pro-Blend Extended Term Series	Class C, I, R and S
Pro-Blend Maximum Term Series	Class C, I, R and S
Quality Equity Series	Class I and S
Real Estate Series	Class I and S
Strategic Income Conservative Series	Class I and S
Strategic Income Moderate Series	Class I and S
Target Income Series	Class I, K and R
Target 2015 Series	Class I, K and R
Target 2020 Series	Class I, K and R
Target 2025 Series	Class I, K and R
Target 2030 Series	Class I, K and R
Target 2035 Series	Class I, K and R
Target 2040 Series	Class I, K and R
Target 2045 Series	Class I, K and R
Target 2050 Series	Class I, K and R
Target 2055 Series	Class I, K and R
Target 2060 Series	Class I, K and R
Tax Managed Series
Unconstrained Bond Series	Class I and S
World Opportunities Series

Exeter Trust Company

Manning & Napier Cash Balance CIT
Manning & Napier Disciplined Value CIT*
Manning & Napier Global Equity CIT	Class I and Z
Manning & Napier Goal Income Series CIT	Class U
Manning & Napier Goal - 2015 CIT	Class U
Manning & Napier Goal - 2020 CIT	Class U
Manning & Napier Goal - 2025 CIT	Class U
Manning & Napier Goal - 2030 CIT	Class U
Manning & Napier Goal - 2035 CIT	Class U
Manning & Napier Goal - 2040 CIT	Class U
Manning & Napier Goal - 2045 CIT	Class U
Manning & Napier Goal - 2050 CIT	Class U
Manning & Napier Goal - 2055 CIT	Class U
Manning & Napier Non US Equity CIT	Class U and Z
Manning & Napier Retirement Target Income CIT	Class I, U, U1 and S
Manning & Napier Retirement Target 2015 CIT	Class I, U, U1 and S
Manning & Napier Retirement Target 2020 CIT	Class I, U, U1 and S
Manning & Napier Retirement Target 2025 CIT	Class I, U, U1 and S
Manning & Napier Retirement Target 2030 CIT	Class I, U, U1 and S
Manning & Napier Retirement Target 2035 CIT	Class I, U, U1 and S
Manning & Napier Retirement Target 2040 CIT	Class I, U, U1 and S
Manning & Napier Retirement Target 2045 CIT	Class I, U, U1 and S
Manning & Napier Retirement Target 2050 CIT	Class I, U, U1 and S
Manning & Napier Retirement Target 2055 CIT	Class I, U, U1 and S
Manning & Napier Retirement Target 2060 CIT	Class I, U, U1 and S
Non-U.S. Equity Labor Collective Investment Trust Fund
Pro-Mix Conservative Term Collective Investment Trust Fund	Class S and U
Pro-Mix Extended Term Collective Investment Trust Fund	Class S and U
Pro-Mix Maximum Term Collective Investment Trust Fund	Class S and U
Pro-Mix Moderate Term Collective Investment Trust Fund	Class S and U
SW Income Dedicated Account**
SW 2020 Dedicated Account**
SW 2030 Dedicated Account**
SW 2040 Dedicated Account**
SW 2050 Dedicated Account**
SW 2060 Dedicated Account**

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*	Expected to commence receiving services on approximately May 1, 2017
**	Expected to commence receiving services on March 10, 2017 and cease receiving services on or around March 31, 2017